Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Giga-tronics Incorporated, a California Corporation (the “Company”) on Form 10-K/A for the year ended March 27, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being, John R. Regazzi, Chief Executive Officer (Principal Executive Officer) of the Company and Lutz P. Henckels, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. Section1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge, respectively that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 26, 2021

By:	/s/ JOHN R. REGAZZI
John R. Regazzi, Chief Executive Officer
(Principal Executive Officer)

Date: July 26, 2021

By:	/s/ LUTZ P. HENCKELS
Lutz P. Henckels, Chief Financial Officer
(Principal Financial and Accounting Officer)